Exhibit 99.1

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2022 AND DECEMBER 31, 2021

AND FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

2

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	Period ended	Years ended
	March 31,	December 31,
	2022	2021
	UNAUDITED	AUDITED
ASSETS
Current assets:
Cash and cash equivalents	$21,081	$14,393
Accounts receivable, net of allowance for credit losses of $15,406 and $15,737, respectively	38,882	32,313
Amount due from related parties	898	898
Other receivables	33,378	32,022
Inventories, net	24,210	37,563
Other assets, current	24	359
Total current assets	118,473	117,548
Property, plant, and equipment, net	105,236	109,476
Right-of-use assets	15,390	16,359
Goodwill	49,580	51,571
Intangible assets, net	3,812	3,975
Other assets, noncurrent	1,171	973
Total assets	$293,662	$299,902

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Lines of credit – working capital	$59,507	$79,504
Lines of credit – wheat inventories	81,344	70,361
Accounts payable	35,254	26,196
Accrued expenses	7,571	13,062
Contract liabilities	1,705	1,910
Current portion of long-term debt	9,653	10,845
Other liabilities, current	1,601	1,019
Total current liabilities	196,635	202,897
Long-term debt	21,291	14,129
Loan from related party	1,210	1,234
Stockholder loans	15,169	15,269
Deferred tax liabilities	18,032	18,721
Total liabilities	252,337	252,250

Stockholder’s equity:
Common stock, $1 par value; 120,000,000 shares authorized; issued, and outstanding at March 31, 2022 and December 31, 2021	$120,000	$120,000
Accumulated deficit	(87,002)	(83,550)
Accumulated other comprehensive income	1,012	3,685
Non-controlling interest	7,315	7,517
Total stockholder’s equity	41,325	47,652
Total liabilities and stockholder’s equity	$293,662	$299,902

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2022	2021

Revenues	$89,071	$60,622
Cost of sales	79,562	49,741
Gross profit	9,509	10,881
Operating expenses:
Selling, general and administrative expenses	8,900	6,003
Total operating expenses	8,900	6,003
Operating income	609	4,878
Other expense (income):
Interest income	-	(220)
Interest expense	2,580	1,593
Foreign Exchange loss	538	500
Total other expense	3,118	1,873
(Loss) income before taxes	(2,509)	3,005
Income tax expense	970	610
Net (loss) income	(3,479)	2,395
Net (loss) income attributable to noncontrolling interest	(27)	31
Net (loss) income attributable to the Company	$(3,452)	$2,364

(Loss) income per common share - basic and diluted	$(0.03)	$0.02

Weighted average number of shares outstanding - basic and diluted	120,000,000	120,000,000

Net (loss) income	(3,479)	2,395
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(2,848)	(623)
Total other comprehensive (loss) income	(2,848)	(623)
Comprehensive (loss) income	(6,327)	1,772
less: Comprehensive (loss) income attributable to non-controlling interest	(202)	35
Comprehensive (loss) income attributable to the Company	$(6,125)	$1,737

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(UNAUDITED)

(In thousands, except share and per share data)

				Accumulated
				Other	Non-
	Common Stock		Accumulated	Comprehensive	Controlling	Total
	Shares	Amount	Deficit	Income (Loss)	Interest	Equity

Balance, December 31, 2020	120,000,000	$120,000	$(74,397)	$6,309	$82	$51,994
Net income	-	-	2,364	-	31	2,395
Foreign exchange (loss) income	-	-	-	(627)	4	(623)
Balance, March 31, 2021	120,000,000	$120,000	$(72,033)	$5,682	$117	$53,766

Balance, December 31, 2021	120,000,000	$120,000	$(83,550)	$3,685	$7,517	$47,652
Net loss	-	-	(3,452)	-	(27)	(3,479)
Foreign exchange loss	-	-	-	(2,673)	(175)	(2,848)
Balance, March 31, 2022	120,000,000	$120,000	$(87,002)	$1,012	$7,315	$41,325

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(3,479)	$2,395
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property, plant and equipment	1,117	852
Amortization of intangible assets	28	11
Amortization of right-of-use assets	309	295
Bad debt expense	315	117
Deferred income taxes	79	121
Changes in operating assets and liabilities:
Accounts receivable	(10,596)	(5,216)
Other receivables	(2,117)	(14,374)
Inventories	12,139	(16,642)
Accounts payable	11,513	27,187
Other payables and liabilities	(4,234)	(1,240)
Net cash provided by (used in) operating activities	5,074	(6,494)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(788)	(762)
Additions to intangible assets	-	(5)
Net cash used in investing activities	(788)	(767)
Cash flows from financing activities:
Stockholder loans	(100)	10,729
Proceeds from issuance of convertible bonds	11,000	-
Borrowings on financial debt	139,246	23,411
Repayments on financial debt	(146,546)	(5,481)
Net cash provided by financing activities	3,600	28,659
Effect of exchange rate changes on cash and cash equivalents	(1,198)	(133)
Net increase in cash and cash equivalents	6,688	21,265
Cash and cash equivalents, beginning of period	14,393	12,683
Cash and cash equivalents, end of period	$21,081	$33,948

Supplemental cash flow disclosures:
Interest paid	$3,100	$1,795
Net income taxes paid	$887	$489

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Forafric Agro Holdings Limited and Subsidiaries (the “Company”, “we”, “us” or “our”) through its subsidiaries is a market leader in the milling industry in Morocco, with a complete offering of flours and semolina, secondary processing products including pasta and couscous, rice, and starches (“Milling Business”). The Company is wholly owned by Lighthouse Capital Limited (the “Parent” or “Parent Company”).

During 2021, the Company owned common stock representing 100% ownership in Millcorp Geneva SA (“Millcorp”). Millcorp is a trading company that trades grains and oils for use as animal feed (“Grain Trading Business”). On June 1, 2021 (“Separation Date”), the Company distributed its 100% ownership in Millcorp to the Parent Company which resulted in the spin-off of its Grain Trading business (“Restructuring”). The Company did not receive any consideration from the Parent Company for distributing the 100% ownership in Millcorp. The assets, liabilities, and results of operations of Millcorp have been excluded from these condensed consolidated financial statements.

Based on an evaluation of the guidance under Staff Accounting Bulletin (“SAB”) Topic 5.Z.7, Accounting for the spin-off of a subsidiary, it was determined that the Restructuring should be reflected as a change in reporting entity. As such, the accompanying condensed consolidated financial statements of the Company retroactively reflect the Restructuring, including all distributions and transactions in conjunction therewith, and exclude Millcorp for all periods presented. These condensed consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated. Refer to Note 17 — Related Parties for further information regarding the Company’s related party transactions.

In June 2021, the Company signed a letter of intent to be acquired by Globis Acquisition Corp. (“Globis”). Globis is a special purpose acquisition company (“SPAC”) listed on the NASDAQ exchange in the United States. As of June 3, 2022, the transaction gained the approval by the SEC. The transaction is expected to close in June 2022, subject to approval by the shareholders of the SPAC.

On December 19, 2021, Globis and the Company entered into a Business Combination Agreement (the “Business Combination”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (i) Globis will merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”); (ii) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares (the “Redomiciliation”) and change its name to “Forafric Global PLC” (referred to herein as “New Forafric”); and (iii) immediately following the effectiveness of the Redomiciliation, New Forafric will acquire 100% of the equity interests in the Company from the Lighthouse Capital Limited (“Seller”) and the Company will become a direct subsidiary of New Forafric.

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of New Forafric is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

7

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Basis of Presentation - These condensed consolidated financial statements reflect the financial condition, results of operations and cash flows of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The condensed consolidated financial statements and notes thereto are unaudited, and as permitted by the interim reporting rules and regulations set forth by the U.S. Securities and Exchange Commission (“SEC”), exclude certain financial information and note disclosures normally included in annual audited financial statements prepared in accordance with U.S. GAAP. The condensed consolidated financial statements reflect all material adjustments of a normal recurring nature that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2021.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies – The Company’s accounting policies used in the preparation of these condensed consolidated financial statements do not differ from those used in the audited consolidated financial statements as of and for the year ended December 31, 2021, unless otherwise noted.

Use of Estimates - The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to use judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net sales and expenses during the reporting period. Significant accounting policy elections, estimates and assumptions include, among others, allowance for credit losses, valuation assumptions of goodwill and intangible assets, useful lives of long-lived assets, and measurement of income tax assets. Given the uncertainty of the global economic environment and the impact of COVID-19, our estimates could be significantly different than future performance. Actual results could differ from these estimates. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material effect on our condensed consolidated financial statements.

Principles of Consolidation – The accompanying condensed consolidated financial statements include all entities controlled by the Company after reflecting the Restructuring previously described.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive the benefits from its activities that could potentially be significant to the entity. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The accounts of subsidiaries are included in the condensed consolidated financial statements from the date that control commences until the date that control ceases.

Foreign Currency Translation and Transactions - The Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the condensed consolidated statements of operations and comprehensive income (loss).

Government Subsidies – The Moroccan government provides certain subsidy programs based on production of affordable flour and import taxes. Subsidies are paid by the Moroccan government and are predicated on sales of flour and price of imported raw materials. The Company records the flour subsidies as a credit against the related costs that the subsidies were intended to offset in the same periods that the costs were incurred within the consolidated statement of operations. Outstanding government subsidies are included in other receivables on the balance sheet.

8

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Credit Risk – Financial instruments potentially subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. At times during the periods presented, the Company had funds in excess of Deposit Insurance programs in Morocco, on deposit at various financial institutions. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company’s trade accounts receivable are unsecured and geographically dispersed. No single client’s trade accounts receivable balance as of March 31, 2022 and December 31, 2021 exceeded 10% of the Company’s consolidated accounts receivable, net.

Variable Interest Entities – Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”) and has been since actively involved in their operations and has the power to direct the activities and significantly impact Sanabil SA’s economic performance. The Company also bears the risk of losses and has the right to receive 60% of the benefits from Sanabil SA. As such, in accordance with ASC 810-10-25-38A through 25-38J, Sanabil SA is considered a VIE of the Company and the financial statements of Sanabil SA were consolidated from the date that the control existed.

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”) and has since significant economic exposure to MDS Burkina. The Company also bears the risk of losses and has the right to receive 78.21% of the benefits from MDS Burkina. As such, in accordance with ASC 810-10-25-38A through 25-38J, MDS Burkina is considered a VIE of the Company and the financial statements of MDS Burkina were consolidated from the date that the control existed.

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali and has been since actively involved in their operations and has the power to direct the activities and significantly impact MDS Mali’s economic performance. The Company also bears the risk of losses and has the right to receive 70.35% of the benefits from MDS Mali. As such, in accordance with Accounting Standards Codification (“ASC”) 810-10-25-38A through 25-38J, MDS Mali is considered a VIE of the Company and the financial statements of MDS Mali were consolidated from the date that the control existed.

Equity Method Accounting – As of September 30, 2021, the Company owned 37.10% of the outstanding capital stock of Grands Moulins du Tenere Niger (“GMT Niger”) which was accounted for as an equity method investment. The Company applies the equity method of accounting for the investment, as the Company owns less than a 50% ownership interest and cannot exert significant influence. As such, this entity is not considered a variable interest entity. The equity method investment is included in other assets, noncurrent, on the accompanying consolidated balance sheets.

Non-Controlling Interests – Non-controlling interests on the consolidated statements of operations and comprehensive (loss) income represent the portion of a majority-owned subsidiary’s net income or loss that is attributed by non-controlling stockholders. Non-controlling interests on the consolidated balance sheets represent the portion of equity in a consolidated subsidiary owned by non-controlling stockholders.

3. RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance, which improves the transparency of government assistance received by most business entities by requiring the disclosure of: (1) the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance is effective for the Company’s interim and annual reporting periods beginning after December 15, 2021. Refer to Note 6 for additional information disclosed by the Company.

9

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

4. LEASES

The Company has operating leases for real estate and vehicles. The Company has finance leases for equipment and construction land space. Leases are classified as finance leases because ownership of the underlying assets transfers at the end the lease term. Remaining lease terms for these leases range from less than one year to six years.

The Company does not record leases with a term of 12 months or less on the balance sheet.

Supplemental balance sheet information related to leases was as follows:

	Balance Sheet	March 31,	December 31,
	Classification	2022	2021
		(in thousands)
Assets
Operating leases	Right-of-use assets	$1,795	$2,077
Finance leases	Right-of-use assets	13,595	14,282
Total assets		$15,390	$16,359

Liabilities
Current liabilities
Operating leases	Current portion of long-term debt	$647	$685
Finance leases	Current portion of long-term debt	2,253	2,318
Total current liabilities		2,900	3,003
Noncurrent liabilities
Operating leases	Long-term debt	1,299	1,529
Finance leases	Long-term debt	2,228	2,923
Total noncurrent liabilities		3,527	4,452
Total liabilities		$6,427	$7,455

Right-of-use assets and their corresponding lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Discount Rates

For the majority of its leases, the Company uses the rate implicit in the lease. For leases without an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments for those leases.

The weighted-average discount rates for the Company’s leases were as follows:

	March 31,	December 31,
	2022	2021
Operating leases	5.0%	5.0%
Finance leases	6.2%	6.2%

Lease Payments

The Company includes lease payments under options to extend or terminate the lease in the measurement of the right-of-use asset and lease liability when it is reasonably certain that it will exercise such options. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the right-of-use asset and corresponding lease liability.

10

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The weighted-average remaining lease term of the Company’s leases were as follows:

	March 31,	December 31,
	2022	2021
Operating leases	6.4 years	6.6 years
Finance leases	1.8 years	2.0 years

The components of lease expense for the three months ended March 31, 2022 and 2021, were as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Operating lease cost	$202	$180
Finance lease cost:
Amortization of right-of-use assets	107	115
Interest on lease liabilities	84	124
Total lease cost	$393	$419

As of March 31, 2022, future maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(in thousands)
Remainder of 2022	$592	$1,908
2023	698	2,257
2024	184	527
2025	78	-
2026	75	-
Thereafter	746	-
Total lease payments	2,373	4,692
Less: Interest	(427)	(211)
Present value of lease liabilities	$1,946	$4,481

Other information related to leases for the three months ended March 31, 2022 and 2021 were as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$202	$180
Operating cash flows for finance leases	$107	$115
Financing cash flows for finance leases	$84	$124

11

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

5. ACCOUNTS RECEIVABLE

The gross and realizable value of accounts receivable are detailed in the chart below:

	March 31,	December 31,
	2022	2021
	(in thousands)
Accounts receivable	$54,288	$48,050
Allowance for credit losses	(15,406)	(15,737)
Total	$38,882	$32,313

Changes in allowances for credit losses consisted of:

Allowance for
Accounts Receivable
(in thousands)
Balance at December 31, 2020	(13,532)
Current period provision for expected credit losses	(2,794)
Foreign currency exchange adjustments	589
Balance at December 31, 2021	$(15,737)
Current period provision for expected credit losses	(315)
Foreign currency exchange adjustments	646
Balance at March 31, 2022	$(15,406)

6. OTHER CURRENT RECEIVABLES

Other current receivables consist of:

	March 31,	December 31,
	2022	2021
	(in thousands)
Government subsidies	$18,992	$18,824
Value-added tax receivable	3,848	3,916
Advances to suppliers	2,132	1,362
Prepaid expenses	2,629	2,712
Other receivables	5,777	5,208
Total	$33,378	$32,022

During the three months ended March 31, 2022, the Company received $9,367 in the aggregate of government subsidies for the production of affordable flour and relief from import tax on foreign sourced raw materials from the Moroccan government.

12

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

7. INVENTORIES, NET

Inventories, net, are detailed as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Merchandise	$4,413	$9,244
Raw materials and consumable supplies	15,211	24,409
Finished products	5,644	5,024
Inventory reserves	(1,058)	(1,114)
Total	$24,210	$37,563

8. PROPERTY PLANT AND EQUIPMENT

	March 31,	December 31,
	2022	2021
	(in thousands)
Land	$24,145	$25,139
Buildings	58,005	60,384
Machinery and equipment	54,232	56,275
Construction in progress	6,119	5,417
Others	10,532	10,863
Total	153,033	158,078
Less accumulated depreciation	(45,702)	(44,645)
Foreign exchange difference	(2,095)	(3,957)
Total	$105,236	$109,476

Depreciation expense was $1,117 and $852 for the three months ended March 2022 and 2021, respectively, included in cost of sales in the in the condensed consolidated statements of operations and comprehensive loss.

9. GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the establishment of reporting segments for each reporting period, the Company allocated goodwill between reporting units using a relative fair value allocation approach.

Goodwill on the balance sheet resulted from the acquisition of the following subsidiaries:

-	Tria Group and Maymouna Food Group acquired in 2015,

-	Sanabil SA, MDS Burkina and MDS Mali acquired in 2021.

13

Changes in the carrying amount of goodwill allocated to its reporting units for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

	Soft	Durum	Couscous
	Wheat	Wheat	and Pasta	Total
	(in thousands)
Balance at December 31, 2020	$31,058	$7,641	$9,373	$48,072
Business combinations	5,607	-	-	5,607
Foreign currency exchange adjustments	(1,471)	(286)	(351)	(2,108)
Balance at December 31, 2021	$35,194	$7,355	$9,022	$51,571
Foreign currency exchange adjustments	(1,325)	(299)	(367)	(1,991)
Balance at March 31, 2022	$33,869	$7,056	$8,655	$49,580

Changes in the carrying amount of intangible assets for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

Intangible
Assets
(in thousands)

Balance at December 31, 2020	$363
Acquisitions	3,915
Amortization	(111)
Foreign currency exchange adjustments	(192)
Balance at December 31, 2021	$3,975
Acquisitions	-
Amortization	(28)
Foreign currency exchange adjustments	(135)
Balance at March 31, 2022	$3,812

As of March 31, 2022, the weighted-average remaining amortization period for intangibles other than goodwill is 15 years and future intangible amortization is expected to total the following:

(in thousands)
Remainder of 2022	$115
2023	253
2024	253
2025	253
Thereafter	1,961
Total amortization	$2,835

10. ACCRUED EXPENSES

Accrued expenses consist of:

	March 31,	December 31,
	2022	2021
	(in thousands)
Accrued government taxes	$3,718	$8,647
Accrued interest	2,091	2,611
Accrued salaries and benefits	856	957
Accruals to social agencies	650	582
Other accrued expenses	256	265
Total	$7,571	$13,062

14

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

11. LINES OF CREDIT

Lines of Credit – working capital

The Company has entered into unsecured revolving credit agreements with several financial institutions to fund working capital requirements (“WC Lines of Credit”). The WC Lines of Credit provide the Company with the ability to borrow funds under consolidated lines of credit of up to approximately $60,000. Interest rates range from 5.6% to 6.4%. The WC Lines of Credit renew automatically on an annual basis. The Company and certain of its subsidiaries are borrowers under the WC Lines of Credit, and their obligations are cross guaranteed by certain other subsidiaries.

Lines of Credit – wheat inventories

The Company has entered into credit agreements with several financial institutions for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $105,000, subject to certain borrowing base criteria. The Wheat Credit Facilities are secured by the Company’s inventory. Interest rates range from 1.4% to 6.4% per annum. The Wheat Credit Facilities must be renewed on a semi-annual basis. The Company and certain of its subsidiaries are borrowers under the Wheat Credit Facilities, and their obligations are cross guaranteed by certain other subsidiaries.

12. LONG-TERM DEBT

The long-term debt of is presented as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Convertible bonds	$11,500	$500
Loans	13,017	17,019
Leases	6,427	7,455
Total outstanding debt	30,944	24,974
Less current portion	(9,653)	(10,845)
Total long-term debt	$21,291	$14,129

The term loans and other financial liabilities are evaluated according to the amortized cost method using the effective interest rate of the loan. The loan issuance costs and premiums are determined at inception and are amortized over the useful life of the loan via the effective interest rate.

Convertible Bonds

On December 31, 2021 the Company authorized the issuance of convertible bonds of up to $40,000 with an annual interest rate of 6.00% through June 15, 2026. As of March 31, 2022, the Company issued $11,500 in aggregate principal amount of 6.00% convertible bonds (the “Convertible Bonds”). The Convertible Bonds bear cash interest at a rate of 6.00% payable annually on each 12-month anniversary of the date of issuance and on the final redemption date of June 15, 2026, unless earlier redeemed or converted in accordance with the terms of the Convertible Bonds. The Convertible Bonds are unsecured obligations of the Company and are not transferable without the consent of the Company.

The Convertible Bonds will be redeemable, in whole or in part at the Company’s option at any time, and from time to time at a cash redemption price equal to the principal amount of the Convertible Bonds to be redeemed, plus accrued and unpaid interest without premium or penalty.

15

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pursuant to the terms of the Convertible Bonds, upon consummation of the Business Combination, the Convertible Bonds are subject to mandatory conversion into ordinary shares of New Forafric at a conversion price of $9.45 per share. The ordinary shares will be calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, but the conversion price of $9.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions).

The Convertible Bonds are accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Convertible Bonds do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Convertible Bonds were recorded as a single liability measured at amortized cost on the consolidated balance sheet.

Term Loans

The Company maintains term loans with several financial institutions (the “Term Loans”). The Term Loans are unsecured and have fixed monthly payments ranging from approximately $881. Interest on the Term Loans range from 5.8%-8.0% per annum. The Term Loans mature and will be fully repaid throughout 2022 and 2034.

Lease Obligations

The Company owes $6,427 and $7,455 related to its leases as of March 31, 2022 and December 31, 2021, respectively. Lease obligations are payable in monthly installments of principal and interest and are collateralized by the related assets financed. Refer to Note 5 for additional information regarding the Company’s leases.

The scheduled maturities of outstanding debt as of March 31, 2022 are as follows:

(in thousands)
Remainder of 2022	7,812
2023	4,181
2024	2,322
2025	2,071
2026	1,055
Thereafter	13,503
Total outstanding debt	$30,944

13. INCOME TAXES

The Company’s effective tax rate was -39% and 20% for the three months ended March 31, 2022 and 2021, respectively. The effective tax rate was lower than the Moroccan statutory rate primarily due to unrecognized tax losses and the minimum contribution due to the Moroccan tax authorities levied on turnover and other specific revenue.

During the periods ended March 31, 2022 and December 31, 2021, the Company has $6,161 and $7,265, respectively, as unrecognized net operating losses.

In assessing the realizability of these deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. The Company considers the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

The Company maintained a valuation allowance of $6,161 and $7,265 respectively as of March 31, 2022 and December 31, 2021 against its net operating losses.

16

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

14. VARIABLE INTEREST ENTITIES AND ACQUISITIONS

Sanabil SA

Effective on October 7, 2021, the Company completed a share purchase acquisition of Moulins Sanabil SA (“Sanabil SA”). By way of the acquisition, the Company acquired a 60% stake in a wheat milling business in the region of Meknes, Morocco.

Pursuant to the terms of the agreement, the purchase price of the acquisition was $331, fully paid in cash.

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$332
Assumed debt	6,548
Noncontrolling interest	221
Total consideration paid	$7,101

Net assets acquired:
Current assets	4,665
Current liabilities	(4,416)
Property, plant and equipment	5,413
Tradename	323
Customer relationship	453
Total net assets acquired	6,438
Goodwill	663
Total consideration paid	$7,101

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections. The Company is amortizing the identifiable intangible assets arising from the Sanabil SA acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9). Goodwill represents Sanabil SA’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of Sanabil SA.

The carrying amount of Sanabil SA’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$2,035	$2,670
Accounts receivable	1,664	1,944
Inventory	539	936
Other current assets	2,762	3,950
Property, plant, and equipment	4,945	5,233
Intangible assets	728	777
Goodwill	621	636
Total assets	$13,294	$16,146
Accounts payable	$5,184	$3,896
Other current liabilities	1,727	6,807
Long-term debt	1,270	1,061
Total liabilities	$8,181	$11,764

17

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of Sanabil SA on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the Sanabil SA acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the Sanabil SA acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and Sanabil SA. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the Sanabil SA acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$5,977	$5,064
Net income	$87	$(263)

MDS Burkina

Effective on July 30, 2021, the Company completed a share purchase acquisition of MDS Burkina. By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Burkina in the form of a cash consideration for a total amount of $6,153 fully paid in cash as of March 31, 2022. The amount invested will be used first to recapitalize the company and finance working capital.

The Company thus agreed to fund MDS Burkina for operational cash flow needs and bear the risk of its losses from operations and MDA Burkina agrees that the Company has rights to 78.21% of MDS Burkina’s net profits, if any.

The following table represents the preliminary allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$6,153
Assumed debt	7,348
Noncontrolling interest	1,714
Total consideration paid	$15,215

Net assets acquired:
Current assets	4,559
Current liabilities	(1,144)
Property, plant and equipment	9,970
Total net assets acquired	13,385
Goodwill	1,830
Total consideration paid	$15,215

Goodwill represents MDS Burkina’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Burkina.

18

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The carrying amount of MDS Burkina’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$1,825	$170
Accounts receivable	128	189
Inventory	565	1,038
Other current assets	224	2,126
Property, plant, and equipment	9,230	9,449
Goodwill	1,709	1,744
Total assets	$13,681	$14,716
Accounts payable	$355	$476
Other current liabilities	385	507
Long-term debt	4,955	6,621
Total liabilities	$5,695	$7,604

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Burkina on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the MDS Burkina acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the MDS Burkina acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Burkina. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Burkina acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$1,132	$-
Net loss	$(241)	$(185)

MDS Mali

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali. By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Mali in the form of a cash consideration for a total amount of $9,579 fully paid in cash as of March 31, 2022. The amount invested will be used first to recapitalize the company and finance working capital.

19

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

The following table represents the final allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$9,579
Assumed debt	9,723
Noncontrolling interest	4,037
Total consideration paid	$23,339

Net assets acquired:
Current assets	16,715
Current liabilities	(7,293)
Property, plant and equipment	8,289
Tradename	734
Customer relationship	1,760
Other intangible assets	20
Total net assets acquired	20,225
Goodwill	3,114
Total consideration paid	$23,339

The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired customer relationships intangible assets. The method used for the acquired trade name intangible assets was the Relief from Royalty Method. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company’s estimates of customer attrition and revenue growth projections.

The Company is amortizing the identifiable intangible assets arising from the MDS Mali acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 20 years (see Note 9).

Goodwill represents MDS Mali’s market presence and its experienced workforce as well as future potential to generate cash flows and other economic benefits and results from assets that are not separately identifiable as part of the transaction and is not deductible for tax purposes.

The Company incurred no material transaction costs for the acquisition of MDS Mali.

The carrying amount of MDS Mali’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$1,545	$1,011
Accounts receivable	1,458	1,790
Inventory	4,223	3,132
Other current assets	4,006	7,571
Property, plant, and equipment	7,042	7,320
Intangible assets	2,228	2,287
Goodwill	2,861	2,919
Total assets	$23,363	$26,030
Accounts payable	$3,918	$4,493
Other current liabilities	1,128	1,017
Long-term debt	5,150	7,121
Total liabilities	$10,196	$12,631

20

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Pro Forma information

The following unaudited pro forma information presents the impact of the results of operations of MDS Mali on the Company revenue and net income for the three months ended March 31, 2022 and 2021 as if the MDS Mali acquisition had been completed on January 1, 2021, with adjustments to give effect to pro forma events that are directly attributable to the MDS Mali acquisition.

The unaudited pro forma information does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of the Company and MDS Mali. Accordingly, this unaudited pro forma information is presented for illustrative purposes and are not intended to represent or be indicative of the actual impact on the results of operations of the Company that would have been achieved had the MDS Mali acquisition occurred at January 1, 2021, nor are they intended to represent or be indicative of impact on future results of operations:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$7,014	$2,909
Net income	$35	$8

Trigola

Effective on November 5, 2020, pursuant to an investment and shareholders agreement dated November 5, 2020, the Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola and owned by the Parent for a majority for a share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agrees to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that the Company has rights to 75% of Trigola’s net profits, if any.

The carrying amount of the Trigola’s assets and liabilities included in the consolidated financial statements are as follows at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
	(in thousands)	(in thousands)
Cash	$303	$98
Other current assets	254	400
Property, plant, and equipment	4,870	4,124
Total assets	$5,427	$4,622
Accounts payable	$5,067	$4,122
Other current liabilities	144	161
Total liabilities	$5,211	$4,283

The operating results of Trigola included in the consolidated financial statements are as follows for the three months ended March 31, 2022 and 2021:

	March 31,	March 31,
	2022	2021
	(in thousands)	(in thousands)
Revenues	$-	$155
Net loss	$(178)	$125

21

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

On September 30, 2021, the Company acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. The Company has accounted for this investment as an equity method investment. GMT Niger was non-operational for the three months ending March 31, 2022, as such, no gain or loss representing the Company’s portion of ownership was recorded.

15. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the reporting period. The Company’s weighted average number of shares outstanding used in calculating earnings per share are 120,000, for the periods ended March 31, 2022 and 2021, respectively. Because there was no activity to cause dilution in the weighted average common shares, basic and diluted earnings per share are disclosed together in each of the reporting periods.

16. COMMITMENTS AND CONTINGENCIES

In 2018, The Company entered into a five-year supply agreement with Millcorp, pursuant to which the Company is obligated to obtain at least 80% of the Company’s annual requirements of common wheat, durum wheat, or any other cereal, from Millcorp until March 31, 2023. Millcorp is currently providing 100% of the Company’s imported grain needs. The purchases incurred were $37,031 and $59,539 for the three months ended March 31, 2022 and 2021, respectively.

The Company has commitments with banks to finance its operating activities. The Company has provided collateral and mortgages to banks of $25,464 as of March 31, 2022 and December 31, 2021.

From time to time the Company is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the condensed consolidated financial statements at March 31, 2022.

17. SEGMENT INFORMATION

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The Company does not segregate assets between segments for internal reporting. Therefore, asset-related information has not been presented. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the CODM.

The principal products that comprise each segment are as follows:

Soft Wheat – The Soft Wheat segment includes the production and sale of soft wheat yielding flour that is used to make desserts and sauces.

Durum Wheat - The Durum Wheat segment includes the production and sale of hard wheat yielding flour that is used to make pasta.

Couscous and Pasta – The Couscous and Pasta segment includes the secondary processing of products including couscous and pasta sold to end customers.

The Company evaluates the performance of its segments based on sales and operating income. Operating income is defined as gross profit less sales & marketing costs, direct selling, general, and administrative expenses, and other operating expenses. The amounts in the following tables are obtained from reports used by senior management and do not include income taxes. Other expenses not allocated include unallocated corporate expenses (other operating expenses). The accounting policies of the Company’s segments are the same as those described in the summary of significant accounting policies set forth in Note 2.

22

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2022

(Continued)

Financial information relating to the Company’s reportable segments is as follows:

	March 31,	March 31,
	2022	2021
	(in thousands)
Sales to external customers:
Soft Wheat	$62,579	$40,191
Durum Wheat	16,415	12,540
Couscous & Pasta	10,077	7,891
Total	$89,071	$60,622
Direct operating income (loss):
Soft Wheat	1,641	2,917
Durum Wheat	(260)	895
Couscous & Pasta	(772)	1,066
Operating income	$609	$4,878

Geographic Information — The Company had net sales from customers outside of Morocco of approximately 11.7% (7.9% in Mali, 1.3% in Burkina and 2.5% in different other countries) and 3.5% of total consolidated net sales from continuing operations for the three months ended March 31, 2022 and 2021, respectively. Net sales are determined based on the customer destination where the products are shipped.

Long-lived assets consist of net property, plant, and equipment. The geographic location of long-lived assets is as follows:

	March 31,	December 31,
	2022	2021
	(in thousands)
Morocco	$83,993	$88,479
Burkina	9,230	9,449
Mali	7,042	7,320
Angola	4,870	4,124
Other	101	104
Total	$105,236	$109,476

18. RELATED PARTIES

The following discussion summarizes activity between the Company and related parties.

In 2015, the Company entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Company’s Parent owns 100% of the company that owns the building. Total rent is approximately $420 per year.

Millcorp provides 100% of the imported grain to the Company. The purchases incurred were $37,031 and $59,539 for the three months ended March 31, 2022 and 2021, respectively.

The Company’s amounts due from related parties were $898 as of March 31, 2022 and 2021, respectively.

The Company maintains an interest-free loan with no maturity date to the sole stockholder of the Parent in the amount of $15,169 and $15,269 as of March 31, 2022 and December 31, 2021, respectively.

The Company has not entered into any significant transactions with other related parties.

19. SUBSEQUENT EVENTS

In preparing the consolidated financial statements through the March 31, 2022, the Company has evaluated subsequent events for recognition and disclosure through June 3, 2022, the date that these consolidated financial statements and accompanying notes were available for issuance.

23